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                                                                    EXHIBIT (1a)

                                FERRO CORPORATION

                                 DEBT SECURITIES
                                  COMMON STOCK
                                 PREFERRED STOCK
                                    WARRANTS

                             UNDERWRITING AGREEMENT

         1. Introductory. Ferro Corporation, an Ohio corporation ("Company"), proposes to issue and sell from time to time certain of its debt securities, preferred stock and common stock ("Equity Securities") and warrants to purchase debt securities or Equity Securities registered under the registration statement referred to in Section 2(a) ("Registered Securities"). The Registered Securities constituting debt securities will be issued under a senior indenture, dated as of ______________________, 19____, between the Company and _________________, as Trustee, or a subordinated indenture, dated as of ____________, 19__, between the Company and __________________________, as
Trustee (each hereinafter called an "Indenture"). The debt securities, including debt securities issuable upon exercise of warrants, if any, may be issued in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms with all such terms for any particular series of the debt securities being determined at the time of sale. The Registered Securities constituting preferred stock, including preferred stock purchasable upon exercise of warrants, if any, may be issued in one or more series, which series may vary as to dividend rates, redemption provisions, selling prices and other terms. The Registered Securities constituting warrants will be issued pursuant to one or more warrant agreements (each hereinafter called a "Warrant Agreement") between the Company and the Warrant Agent identified in such Warrant Agreement. Particular series or offerings of Registered Securities will be sold pursuant to a Terms Agreement referred to in Section 3, for resale in accordance with terms of offering determined at the time of sale.

         The Registered Securities involved in any such offering are hereinafter referred to as the "Securities". The firm or firms which agree to purchase the Securities are hereinafter referred to as the "Underwriters" of such Securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the "Representatives"; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term "Representatives", as used in this Agreement (other than in Sections 2(b), 5(c) and 6 and the second sentence of Section 3), shall mean the Underwriters.

         2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Underwriter that:

                 (a) A registration statement (No. 33-63855), including a prospectus, relating to the Registered Securities has been filed with the Securities and Exchange Commission ("Commission") and has become effective. Such registration statement, as amended at the time of any Terms Agreement referred to in Section 3, is hereinafter referred to as the "Registration Statement", and the prospectus included in such Registration Statement, as supplemented as contemplated by Section 3 to reflect the terms of the Securities (if they are debt securities, preferred stock or warrants) and the terms of the offering of the Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the


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Securities Act of 1933 ("Act"), including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus".

                 (b) On the effective date of the registration statement relating to the Registered Securities, such registration statement conformed in all respects to the requirements of the Act, the Trust Indenture Act of 1939 ("Trust Indenture Act") and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of each Terms Agreement referred to in Section 3, the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein.

         3. Purchase and Offering of Securities. The obligation of the Underwriters to purchase the Securities will be evidenced by an agreement or exchange of other written communications ("Terms Agreement") at the time the Company determines to sell the Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the principal amount or number of shares or warrants to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and (if the Securities are debt securities, preferred stock or warrants) the terms of the Securities not already specified (in the Indenture, in the case of Securities that are debt securities), including, but not limited to, the Indenture under which the debt securities and warrants to purchase debt securities will be sold, interest rate (if debt securities), dividend rate (if preferred stock), maturity (if debt securities), any redemption provisions and any sinking fund requirements, the Warrant Agreement pursuant to which the warrants will be issued and whether any of the Securities may be sold to institutional investors pursuant to Delayed Delivery Contracts (as defined below). The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Representatives and the Company agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the "Closing Date"), the place of delivery and payment and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Securities. The obligations of the Underwriters to purchase the Securities will be several and not joint. It is understood that the Underwriters propose to offer the Securities for sale as set forth in the Prospectus.

         If the Terms Agreement provides for sales of Securities pursuant to delayed delivery contracts, the Company authorizes the Underwriters to solicit offers to purchase Securities pursuant to delayed delivery contracts substantially in the form of Annex I attached hereto ("Delayed Delivery Contracts") with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. On the Closing Date the Company will pay, as compensation, to the Representatives for the accounts of the Underwriters, the fee set forth in such Terms Agreement in respect of the principal amount or number of shares or warrants of Securities to be sold pursuant to Delayed Delivery Contracts ("Contract Securities"). The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. If the Company executes and delivers Delayed Delivery Contracts, the Contract Securities will be deducted from the Securities to be purchased by the several


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Underwriters and the aggregate principal amount or number of shares or warrants of Securities to be purchased by each Underwriter will be reduced pro rata in proportion to the principal amount or number of shares or warrants of Securities set forth opposite each Underwriter's name in such Terms Agreement, except to the extent that the Representatives determine that such reduction shall be otherwise than pro rata and so advise the Company. The Company will advise the Representatives not later than the business day prior to the Closing Date of the principal amount or number of shares or warrants of Contract Securities.

         If the Securities are Equity Securities, the certificates for the Securities delivered to the Underwriters on the Closing Date will be in definitive form, and if the Securities are debt securities, the Securities delivered to the Underwriters on the Closing Date will be in definitive fully registered form, in each case in such denominations and registered in such names as the Underwriters may request.

         4. Certain Agreements of the Company. The Company agrees with the several Underwriters that it will furnish to counsel for the Underwriters, one signed copy of the registration statement relating to the Registered Securities, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Securities:

                 (a) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and if consented to by the Representatives, subparagraph (5)) not later than the second business day following the execution and delivery of the Terms Agreement.

                 (b) The Company will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Representatives promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and prior to execution of the Terms Agreement by the Company and the Representatives will use its reasonable efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued, and on or after the date of execution of the Terms Agreement by the Company and the Representatives and through the Closing Date thereunder will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                 (c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

                 (d) As soon as practicable, but not later than 16 months, after the date of each Terms Agreement, the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the registration statement relating to the Registered Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior


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to the date of such Terms Agreement or (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such Terms Agreement, which will satisfy the provisions of Section 11(a) of the Act.

                 (e) The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as are reasonably requested.

                 (f) The Company will arrange for the qualification of the Securities for sale and (if the Securities are debt securities, preferred stock or warrants) the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

                 (g) During the period of five years after the date of any Terms Agreement, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, if any, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 or mailed to stockholders, except reports relating to the Company's employee benefit plans, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request.

                 (h) The Company will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Underwriters (if and to the extent incurred by them) for any filing fees or other expenses (including fees and disbursements of counsel) incurred by them in connection with qualification of the Registered Securities for sale (if the Securities are debt securities, preferred stock or warrants) any determination of their eligibility for investment under the laws of such jurisdictions as the Representatives may designate and the printing of memoranda relating thereto for any fees charged by investment rating agencies for the rating of the Securities (if they are debt securities, preferred stock or warrants), for any applicable filing fee of the National Association of Securities Dealers, Inc. relating to the Registered Securities, and for expenses incurred in printing and distributing the Prospectus, any preliminary prospectuses, any preliminary prospectus supplements or any other amendments or supplements to the Prospectus to the Underwriters.

                 (i) If the Securities are debt securities, preferred stock or warrants, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue (if the Securities are debt securities) or any series of preferred stock issued or guaranteed by the Company (if the Securities are preferred stock), or publicly disclose the intention to make any such offer, sale, pledge, disposal or filing, without the prior written consent of the Representatives for a period beginning at the time of execution of the Terms Agreement and ending 30 days after the Closing Date.

         5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:


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                 (a)      On or prior to the date of the Terms Agreement, the
Representatives shall have received a letter, dated the date of delivery thereof, of KPMG Peat Marwick, LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

                 (i) in their opinion the financial statements and schedules examined by them and included in the prospectus contained in the registration statement relating to the Registered Securities, as amended at the date of such letter, comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                 (ii) they have made a review of any unaudited financial statements included in such prospectus in accordance with standards established by the American Institute of Certified Public Accountants, as indicated in their report or reports attached to such letter;

                 (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that the unaudited financial statements, if any, included in such Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in such prospectus; and

                 (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in such Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

         All financial statements and schedules included in material incorporated by reference into such prospectus shall be deemed included in such prospectus for purposes of this subsection.

                 (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

                 (c) Subsequent to the execution of the Terms Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries which, in the judgment of a majority in interest of the Underwriters including any Representatives, materially impairs the investment quality of the Securities or the Registered Securities; (ii) any downgrading in the


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rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal, New York or Ohio authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including any Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Securities.

                 (d) The Representatives shall have received an opinion, dated the Closing Date, of Squire, Sanders & Dempsey, counsel for the Company, to the effect that:

                 (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Ohio, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

                 (ii) If the Securities are debt securities, the Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act; the Securities have been duly authorized; the Securities other than any Contract Securities have been duly executed, authenticated, issued and delivered; the Indenture and the Securities other than any Contract Securities constitute, and any Contract Securities, when executed, authenticated, issued and delivered in the manner provided in the Indenture and sold pursuant to Delayed Delivery Contracts, will constitute, valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Securities other than any Contract Securities conform, and any Contract Securities, when so issued and delivered and sold will conform, to the description thereof contained in the Prospectus;

                 (iii) If the Securities are preferred stock, the Securities have been duly authorized; the Securities other than any Contract Securities have been validly issued and are fully paid and nonassessable; any Contract Securities, when issued, delivered and sold pursuant to Delayed Delivery Contracts, will be validly issued, fully paid and non-assessable; and the Securities other than any Contract Securities conform, and any Contract Securities, when so issued, delivered and sold, will conform, to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Securities;

                 (iv) If the Securities are common stock, the Securities and all other outstanding shares of the common stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description


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                 thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Securities;

                 (v) If the Securities are warrants, the Securities are in a form contemplated by the applicable Warrant Agreement and (if the Securities are warrants to purchase debt securities) the applicable Indenture; the Securities have been duly authorized, executed and delivered by the Company and assuming such Securities have been duly countersigned by the Warrant Agent or (if the Securities are warrants to purchase debt securities) have been duly authenticated as specified in the applicable Indenture, and delivered against payment therefor in accordance with their terms, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and entitled to the benefits of the applicable Warrant Agreement and applicable Indenture; and the Contract Securities may be exercised to purchase the securities for which they are exercisable in accordance with their terms and the terms of the applicable Warrant Agreement;

                 (vi) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance or sale of the Securities by the Company, except such as have been obtained and made under the Act and such as may be required under state securities laws;

                 (vi) The Registration Statement has become effective under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the registration statement relating to the Registered Securities, as of its effective date, the Registration Statement and the Prospectus, as of the date of the Terms Agreement, and any amendment or supplement thereto, as of its date, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; the statements contained in the Prospectus under the headings "Description of Debt Securities," "Description of Capital Stock" and "Description of Warrants" and the description therein of the terms of the Securities insofar as such statements and description constitute summaries of documents or matters referred to therein are accurate in all material respects and fairly present the information required to be shown; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus; and

                 (vii) The Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company.

                 (e) The Representatives shall have received an opinion, dated the Closing Date, of Leonard D. Young, Director- Legal Affairs of the Company, to the effect that:


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                 (i) To the best of his knowledge, the Company is duly
                 qualified to do business as a foreign corporation in good standing in each of the several states of the United States in which the failure to so qualify would have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries considered as one enterprise:

                 (ii) The execution, delivery and performance of the Indenture, the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts and the issuance and sale of the Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any material subsidiary of the Company or any of their material properties or any material agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the material properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by the Terms Agreement (including the provisions of this Agreement); and

                 (iii) He has no reason to believe that the registration statement relating to the Registered Securities, as of its effective date, the Registration Statement or the Prospectus, as of the date of the Terms Agreement, or any amendment or supplement thereto, as of its date, contained any untrue statement of a material fact or omitted to state any material thereto fact required to be stated therein or necessary to make the statements therein not misleading; the descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and he does not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that he need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus.

                 (f) The Representatives shall have received from ________________________, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, ______________________ may rely as to the incorporation of the Company upon the opinion of Squire, Sanders & Dempsey referred to above.

                  (g) The Representatives shall have received a certificate, dated the Closing Date, of the President or any Vice- President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order


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
suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operation of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

                 (h) The Representatives shall have received a letter, dated the Closing Date, of KPMG Peat Marwick LLP which reconfirms the matters set forth in their letter delivered pursuant to subsection (a) of this Section and states in effect that:

                 (i) in their opinion, any financial statements or schedules examined by them and included in the Prospectus and not covered by their letter delivered pursuant to subsection
                 (a) of this Section comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                 (ii) they have made a review of any unaudited financial statements included in the Prospectus and not covered by their letter delivered pursuant to subsection (a) of this Section in accordance with standards established by the American Institute of Certified Public Accountants, as indicated in their report or reports attached to such letter.

                 (iii) on the basis of the review referred to in (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                          (A) the unaudited financial statements, if any, included in the Prospectus and not covered by their letter delivered pursuant to subsection (a) of this Section do not comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus;

                          (B) the unaudited capsule information, if any, included in the Prospectus does not agree with the amounts set forth in the unaudited consolidated financial statements from which it was derived or was not determined on a basis substantially consistent with that of the audited financial statements included in the Prospectus;

                          (C) at the date of the latest balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the Closing Date, there was any reduction in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amount shown on the latest sheet included in the Prospectus; or

                          (D) for the period from the date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read


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
                 by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in consolidated net sales, net operating income, income before extraordinary items or net income or in the ratio of earnings to fixed charges;

                 except in all cases set forth in clauses (C) and (D) above for charges, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                 (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information included in the Prospectus and not covered by their letter delivered pursuant to subsection (a) of this Section (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for the purposes of this subsection.

         The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as they reasonably request.

         6.      Indemnification and Contribution.

                 (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein.

                 (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

                 (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party other than Squire, Sanders & Dempsey if such indemnifying party is the Company), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel has been specifically authorized by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party and such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party.

                 (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection
(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                 (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

         7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Securities under the Terms Agreement and the aggregate principal amount (if debt securities) or number of shares (if preferred stock or common stock) or number of warrants of Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount (if debt securities) or number of shares (if preferred stock or common stock) or number of warrants of Securities, the Representatives may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under the Terms Agreement (including the provisions of this Agreement), to purchase the Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount (if debt securities) or number of shares (if preferred stock or common stock) or number of warrants of Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount (if debt securities) or number of shares (if preferred stock or common stock) or number of warrants of Securities and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, the Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 8. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default. The respective commitments of the several Underwriters for the purposes of this Section shall be determined without regard to reduction in the respective Underwriters' obligations to purchase principal amounts (if debt securities) or numbers of shares (if preferred stock) or number of warrants of the Securities set forth opposite their names in the Terms Agreement as a result of Delayed Delivery Contracts entered into by the Company.

         The foregoing obligations and agreements set forth in this Section will not apply if the Terms Agreement specifies that such obligations and agreements will not apply.

         8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If the Terms Agreement is terminated pursuant to Section 7 or if for any reason the purchase of the Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to Section 6 shall remain in effect. If the purchase of the Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 7 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 5(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities.

         9. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at their addresses furnished to the Company in writing for the purpose of communications hereunder or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 1000 Lakeside Avenue, Cleveland, Ohio 44114, Attention: Treasurer.

         10. Successors. This Agreement will inure to the benefit of and be binding upon the Company and such Underwriters as are identified in the Terms Agreement and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

         11. Counterparts. The Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         12. Applicable Law. This Agreement and the Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                                                                         ANNEX I

                 (Three copies of this Delayed Delivery Contract
                  should be signed and returned to the address
                      shown below so as to arrive not later
                  than 9:00 A.M., New York time, on , 19__*.)

                            DELAYED DELIVERY CONTRACT

                                        [Insert date of initial public offering]

Ferro Corporation

   c/o_______________________
_____________________________
_____________________________

Attention:___________________

Gentlemen:

         The undersigned hereby agrees to purchase from Ferro Corporation, an Ohio corporation ("Company"), and the Company agrees to sell to the undersigned, [If one delayed closing, insert--as of the date hereof, for delivery on ________________, 19___ ("Delivery Date"),]

             [warrants to purchase][$]_____________________[shares]

principal amount of the Company's [Insert title of securities] ("Securities"), offered by the Company's Prospectus dated ________________, 19___ and a Prospectus Supplement dated _______________________, 19___ relating thereto, receipt of copies of which is hereby acknowledged, at --____% of the principal amount thereof plus accrued interest, if any, --$_______ per share plus accrued dividends, if any, and on the further terms and conditions set forth in this Delayed Delivery Contract ("Contract").

         [If two or more delayed closings, insert the following:

         The undersigned will purchase from the Company as of the date hereof, for delivery on the dates set forth below, Securities in the -- principal -- amounts set forth below:

---------------------
        * Insert date which is third full business day prior to Closing Date under the Terms Agreement.

                                                       [PRINCIPAL AMOUNT]

                                                           [NUMBER
             DELIVERY DATE                                 OF SHARES [WARRANTS]]
             -------------                                 ---------------------

             _____________                                 _____________________

             _____________                                 _____________________



Each of such delivery dates is hereinafter referred to as a Delivery Date.]

         Payment for the Securities that the undersigned has agreed to purchase for delivery on-the--each--Delivery Date shall be made to the Company or its order by certified or official bank check in New York Clearing House (next day) funds at the office of ___________________ at ___.M. on--the--such Delivery Date upon delivery to the undersigned of the Securities to be purchased by the undersigned--for delivery on such Delivery Date-in definitive [If debt issue, insert fully registered] form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to--the--such--Delivery Date.

         It is expressly agreed that the provisions for delayed delivery and payment are for the sole convenience of the undersigned; that the purchase hereunder of Securities is to be regarded in all respects as a purchase as of the date of this Contract; that the obligation of the Company to make delivery of and accept payment for, and the obligation of the undersigned to take delivery of and make payment for, Securities on--the--each--Delivery Date shall be subject only to the conditions that (1) investment in the Securities shall not at--the--such--Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject and (2) the Company shall have sold to the Underwriters the total--principal amount--number of shares--of the Securities less the--principal amount--number of shares--thereof covered by this and other similar Contracts. The undersigned represents that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which governs such investment.

         Promptly after completion of the sale to the Underwriters the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by-- a copy--copies--of the opinion[s] of counsel for the Company delivered to the Underwriters in connection therewith.

         This Contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

         It is understood that the acceptance of any such Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this Contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.

                                     Yours very truly,


                                                 -------------------------------
                                                 (Name of Purchaser)

                                                 By
                                                   -----------------------------

                                                 -------------------------------
                                                 (Title of Signatory)

                                                 -------------------------------

                                                 -------------------------------
                                                 (Address of Purchaser)

Accepted, as of the above date.

FERRO CORPORATION

By
  -------------------------------
             [Insert Title]

                                FERRO CORPORATION
                                   ("COMPANY")

                                 DEBT SECURITIES

                                 TERMS AGREEMENT

                                                         _________________, 19__

To: Ferro Corporation
    1000 Lakeside Avenue
    Cleveland, Ohio 44114

    Attention:      D. Thomas George

Dear Sirs:

         [On behalf of the several Underwriters named in Schedule A hereto and for their respective accounts, we--We] offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement filed as an exhibit to the Company's registration statement on Form S-3 (No. 33-63855) ("Underwriting Agreement"), the following securities ("Securities") on the following terms:

         TITLE: [__%][Floating Rate]--Notes--Debentures--Bonds--Due

         PRINCIPAL AMOUNT: $ .

         SPECIFIED CURRENCY: .

         INTEREST: [__% per annum, from __________, 19__, payable semiannually on __________ and __________, commencing __________, 19__, to holders of record on the preceding __________ or __________, as the case may be.] [Zero coupon.]

         MATURITY: .

         OPTIONAL REDEMPTION:

         SINKING FUND:

         DELAYED DELIVERY CONTRACTS: [None.] [Delivery Date[s] shall be __________, 19__. Underwriters' fee is __% of the principal amount of the Contract Securities.]

         PURCHASE PRICE: __% of principal amount, plus accrued interest[, if any,] from __________, 19__.

         EXPECTED REOFFERING PRICE: __% of principal amount, subject to change by the undersigned.

         CLOSING: _____ A.M. on __________, 19__, at ______________________,
in New York Clearing House (next day) funds.

         [NAME[S] AND ADDRESS[ES] OF [REPRESENTATIVE[S]]:]

         The respective principal amounts of the Securities to be purchased by each of the several Underwriters are set forth opposite their names in Schedule A hereto.

         [If appropriate, insert--It is understood that we may, with your consent, amend this offer to add additional Underwriters and reduce the aggregate principal amount to be purchased by the Underwriters listed in Schedule A hereto by the aggregate principal amount to be purchased by such additional Underwriters.]

         The provisions of the Underwriting Agreement are incorporated herein by reference. [If appropriate, insert--, except that the obligations and agreements set forth in Section 7 ("Default of Underwriters") of the Underwriting Agreement shall not apply to the obligations of the Underwriters to purchase the above Securities].

         The Securities will be made available for checking and packaging at the office of _______________________________ at least 24 hours prior to the Closing Date.

         [Please signify your acceptance of our offer by signing the enclosed response to us in the space provided and returning it to us.]

         [Please signify your acceptance of the foregoing by return wire not later than ______ P.M. today.]


                           Very truly yours,

                           [Insert Name[s] of Underwriter[s]]



                           By
                             -------------------------------------------
                                           [Insert title]

                                   SCHEDULE A

UNDERWRITER                                             PRINCIPAL
-----------                                               AMOUNT
                                                        ---------
                                                        $


                                                        ---------
    Total................................               $
                                                        =========

To:      [Insert Name of Underwriter[s] and address]

         We accept the offer contained in your [letter] [wire] dated _______________, 19__, relating to $____ million principal amount of our [Insert title of Securities]. We also confirm that, to the best of our knowledge after reasonable investigation, the representations and warranties of the undersigned in the Underwriting Agreement filed as an exhibit to the undersigned's registration statement on Form S-3 (No. 33-63855) ("Underwriting Agreement") are true and correct, no stop order suspending the effectiveness of the Registration Statement (as defined in the Underwriting Agreement) or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the undersigned, are contemplated by the Securities and Exchange Commission and, subsequent to the respective dates of the most recent financial statements in the Prospectus (as defined in the Underwriting Agreement), there has been no material adverse change in the financial position or results of operation of the undersigned and its subsidiaries except as set forth in or contemplated by the Prospectus.

                                  Very truly yours,

                                  FERRO CORPORATION



                                  By
                                    ------------------------------------
                                               [Insert title]

                                FERRO CORPORATION
                                   ("COMPANY")

                                  COMMON STOCK
                                 PREFERRED STOCK

                                 TERMS AGREEMENT
                                                       ___________________, 19__

To: Ferro Corporation
    1000 Lakeside Avenue
    Cleveland, Ohio 44114

    Attention:  D. Thomas George

Dear Sirs:

         [On behalf of the several Underwriters named in Schedule A hereto and for their respective accounts, we--We] offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement filed as an exhibit to the Company's registration statement on Form S-3 (No. 33-63855) ("Underwriting Agreement"), the following securities ("Securities") on the following terms:

         TITLE: _______________________________________________________________

         NUMBER OF SHARES: ___________________________________________________.

         DIVIDEND RATE: ______________________________________________________.

         OPTIONAL REDEMPTION: _________________________________________________

         SINKING FUND: ________________________________________________________

         LISTING: [None.] [Stock Exchange.] [The Nasdaq Stock Market.]

         DELAYED DELIVERY CONTRACTS: [None.] [Delivery Date[s] shall be __________, 19__. Underwriters' fee is ____% of the principal amount of the Contract Securities.]

         PURCHASE PRICE: $________ per share [If preferred stock issue, insert--plus accrued dividends[, if any,] from __________ 19__].

         EXPECTED REOFFERING PRICE: $________ per share, subject to change by the undersigned.

         CLOSING: ______ A.M. on __________, 19__, at __________, in New York
         Clearing House (next day) funds.

         UNDERWRITER[S']['S] COMPENSATION: $ ________ payable to the [Representative[s] for the proportionate accounts of the] Underwriter[s] on the Closing Date.

         [NAME[S] AND ADDRESS[ES] OF [REPRESENTATIVE[S]]:]

         The respective principal amounts of the Securities to be purchased by each of the several Underwriters are set forth opposite their names in Schedule A hereto.

         [If appropriate, insert--It is understood that we may, with your consent, amend this offer to add additional Underwriters and reduce the aggregate principal amount to be purchased by the Underwriters listed in Schedule A hereto by the aggregate principal amount to be purchased by such additional Underwriters.]

         The provisions of the Underwriting Agreement are incorporated herein by reference. [If appropriate, insert--, except that the obligations and agreements set forth in Section 7 ("Default of Underwriters") of the Underwriting Agreement shall not apply to the obligations of the Underwriters to purchase the above Securities].

         The Securities will be made available for checking and packaging at the office of _______________________________ at least 24 hours prior to the Closing Date.

         [Please signify your acceptance of our offer by signing the enclosed response to us in the space provided and returning it to us.]

         [Please signify your acceptance of the foregoing by return wire not later than ______ P.M. today.]

                           Very truly yours,

                           [Insert Name[s] of Underwriter[s]]



                           By
                             ----------------------------------------------
                                            [Insert title]

                                   SCHEDULE A

UNDERWRITER                                              PRINCIPAL
-----------                                                AMOUNT
                                                         ---------
                                                         $


                                                         ---------
    Total................................                $
                                                         =========

To:      [Insert Name of Underwriter[s] and address]

         We accept the offer contained in your [letter] [wire] dated __________ _______________, 19__, relating to the purchase of ________________ number of shares of our [Insert title of Securities]. We also confirm that, to the best of our knowledge after reasonable investigation, the representations and warranties of the undersigned in the Underwriting Agreement filed as an exhibit to the undersigned's registration statement on Form S-3 (No. 33-63855) ("Underwriting Agreement") are true and correct, no stop order suspending the effectiveness of the Registration Statement (as defined in the Underwriting Agreement) or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the undersigned, are contemplated by the Securities and Exchange Commission and, subsequent to the respective dates of the most recent financial statements in the Prospectus (as defined in the Underwriting Agreement), there has been no material adverse change in the financial position or results of operation of the undersigned and its subsidiaries except as set forth in or contemplated by the Prospectus.

                                  Very truly yours,

                                  FERRO CORPORATION



                                  By
                                    ---------------------------------------
                                               [Insert title]

                                FERRO CORPORATION
                                   ("COMPANY")

                                    WARRANTS

                                 TERMS AGREEMENT
                                                       ___________________, 19__

To: Ferro Corporation
    1000 Lakeside Avenue
    Cleveland, Ohio 44114

    Attention:      D. Thomas George

Dear Sirs:

         [On behalf of the several Underwriters named in Schedule A hereto and for their respective accounts, we--We] offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement filed as an exhibit to the Company's registration statement on Form S-3 (No. 33-63855) ("Underwriting Agreement"), the following securities ("Securities") on the following terms:

         TITLE: _______________________________________________________________

         NUMBER OF WARRANTS: __________________________________________________.

         WARRANT AGENT: _______________________________________________________.

         EXERCISE PRICE: ______________________________________________________

         EXPIRATION DATE: _____________________________________________________

         SPECIFIED CURRENCY: __________________________________________________

         DELAYED DELIVERY CONTRACTS: [None.] [Delivery Date[s] shall be __________, 19__ . Underwriters' fee is ____% of the principal amount of the Contract Securities.]

         MATURITY: ____________________________________________________________

         INTEREST RATE: _______________________________________________________

         EXPECTED REOFFERING PRICE: $________ per share, subject to change by the undersigned.

         LISTING REQUIREMENT:

         CLOSING: ____ A.M. on __________, 19____, at __________, in New York
         Clearing House (next day) funds.

         UNDERWRITER[S']['S] COMPENSATION: $ ________ payable to the [Representative[s] for the proportionate accounts of the] Underwriter[s] on the Closing Date.

         ADDITIONAL TERMS OF WARRANTS AND WARRANT SECURITIES:

         [NAME[S] AND ADDRESS[ES] OF [REPRESENTATIVE[S]]:]

         The respective principal amounts of the Securities to be purchased by each of the several Underwriters are set forth opposite their names in Schedule A hereto.

         [If appropriate, insert--It is understood that we may, with your consent, amend this offer to add additional Underwriters and reduce the aggregate principal amount to be purchased by the Underwriters listed in Schedule A hereto by the aggregate principal amount to be purchased by such additional Underwriters.]

         The provisions of the Underwriting Agreement are incorporated herein by reference. [If appropriate, insert--, except that the obligations and agreements set forth in Section 7 ("Default of Underwriters") of the Underwriting Agreement shall not apply to the obligations of the Underwriters to purchase the above Securities].

         The Securities will be made available for checking and packaging at the office of _______________________________ at least 24 hours prior to the Closing Date.

         [Please signify your acceptance of our offer by signing the enclosed response to us in the space provided and returning it to us.]

         [Please signify your acceptance of the foregoing by return wire not later than ______ P.M. today.]

                           Very truly yours,

                           [Insert Name[s] of Underwriter[s]]



                           By
                             ------------------------------------------------
                                             [Insert title]

                                   SCHEDULE A

UNDERWRITER                                              PRINCIPAL
-----------                                                AMOUNT
                                                         ---------
                                                         $


                                                         ---------
    Total................................                $
                                                         =========

To:      [Insert Name of Underwriter[s] and address]

         We accept the offer contained in your [letter] [wire] dated _______________, 19__, relating to the purchase of ________________ warrants to purchase [______ principal amount][______ shares] of our [Insert title of Securities]. We also confirm that, to the best of our knowledge after reasonable investigation, the representations and warranties of the undersigned in the Underwriting Agreement filed as an exhibit to the undersigned's registration statement on Form S-3 (No. 33-63855) ("Underwriting Agreement") are true and correct, no stop order suspending the effectiveness of the Registration Statement (as defined in the Underwriting Agreement) or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the undersigned, are contemplated by the Securities and Exchange Commission and, subsequent to the respective dates of the most recent financial statements in the Prospectus (as defined in the Underwriting Agreement), there has been no material adverse change in the financial position or results of operation of the undersigned and its subsidiaries except as set forth in or contemplated by the Prospectus.

                                  Very truly yours,

                                  FERRO CORPORATION

                                  By
                                    ---------------------------------
                                          [Insert title]


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